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                                                                    EXHIBIT 11.1



            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)




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
                                                      THREE MONTHS ENDED             NINE MONTHS ENDED
                                                         SEPTEMBER 30,                  SEPTEMBER 30,
                                                     --------------------           -------------------
                                                     1999            1998           1999           1998
                                                     ----            ----           ----           ----
BASIC EPS:
Net income                                           $0.25          $0.27          $0.73          $0.87
                                                     =====          =====          =====          =====

DILUTED EPS:
Net income                                           $0.24          $0.26          $0.71          $0.85
                                                     =====          =====          =====          =====

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
                                                       THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                          SEPTEMBER 30,                           SEPTEMBER 30,
                                                 -------------------------------         ------------------------------
                                                    1999                1998                1999                1998
                                                    ----                ----                ----                ----
Income available to common stockholders          $    1,045          $    1,201          $    3,034          $    4,017

Weighted average number of common
    shares used in Basic EPS                      4,150,726           4,492,272           4,161,711           4,594,505
Effect of dilutive stock options                    120,048             125,317             121,277             126,650
                                                  ---------           ---------           ---------           ---------

Weighted number of common shares
    and dilutive potential common stock
    used in Diluted EPS                           4,270,774           4,617,589           4,282,988           4,721,155
                                                  =========           =========           =========           =========
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